UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                              December 15, 2015

                      Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     2801 80 Street, Kenosha, WI 53143-5656
(Address of principal executive offices)

           (262) 656-5200
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

       On December 15, 2015, Snap-on Incorporated (“Snap-on”) entered into a five-year, $700 million multi-currency revolving credit facility that terminates on December 15, 2020 (the “New Facility”).  This New Facility amends and restates Snap-on’s previous $700 million multi-currency revolving credit facility that was set to terminate on September 27, 2018.  As of  December 15, 2015, no amounts were outstanding under either facility.  Borrowings under the New Facility will bear interest at varying rates based on either (i) Snap-on’s then-current, long-term debt ratings; or (ii) Snap-on’s then-current ratio of consolidated debt net of certain cash adjustments (“Consolidated Net Debt”) to the sum of such Consolidated Net Debt plus total equity and less accumulated other comprehensive income or loss (the “Leverage Ratio”).  The interest rate on borrowings under the New Facility will initially be LIBOR plus 91 basis points.

The New Facility requires that Snap-on maintain, as of each fiscal quarter end, either (i) a Leverage Ratio not greater than 0.60 to 1.00; or (ii) a ratio not greater than 3.50 to 1.00 of Consolidated Net Debt to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended (the “Debt to EBITDA Ratio”).  Snap-on may, up to two times during any five-year period during the term of the New Facility (including any extensions thereof), increase the maximum Leverage Ratio to 0.65 to 1.00 and/or increase the maximum Debt to EBITDA Ratio to 3.75 to 1.00 for four consecutive fiscal quarters in connection with certain material acquisitions (as defined in the related credit agreement).

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Five Year Credit Agreement, dated as of December 15, 2015, among Snap-on and each lender and agent listed on the signature pages thereof, with respect to which J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association acted as joint lead arrangers and joint bookrunners, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

10.1
Second Amended and Restated Five Year Credit Agreement, dated as of December 15, 2015, among Snap-on Incorporated and the lenders and agents listed on the signature pages thereof, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED
Date: December 16, 2015	By: /s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer, Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1
Second Amended and Restated Five Year Credit Agreement, dated as of December 15, 2015, among Snap-on Incorporated and the lenders and agents listed on the signature pages thereof, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.